Exhibit 10.1

AMENDMENT NO. 1

TO

PROMISSORY NOTE

This AMENDMENT NO. 1 TO PROMISSORY NOTE (this “Amendment”) is dated as of October 14, 2022, by and among JIMMY JANG, L.P., a Delaware limited partnership and BAKER TECHNOLOGIES, INC., a Delaware corporation, JUPITER RESEARCH, LLC., an Arizona limited liability company, and COMMONWEALTH ALTERNATIVE CARE, INC., a Massachusetts corporation, together, joint and severally, the “Company”) and [________________] (“Noteholder”).

WHEREAS, Noteholder holds a Promissory Note of the Company dated November 1, 2019 in the principal amount of $[______________] (the “Note”), having a maturity date of November 1, 2022 (the “Maturity Date”), which Note was issued a one of a series of Notes (collectively, the “Senior Notes”) issued under that certain Senior Secured Note Purchase Agreement dated as of November 1, 2019 by and among the Company, the Noteholder and the investors party thereto (the “Senior NPA”);

WHEREAS, the Company desires to raise additional debt financing in order to refinance certain outstanding indebtedness, including the Senior Notes and the outstanding indebtedness under the Jupiter Credit Facility (as defined in the Senior NPA), subject to Noteholder agreeing to amend the Note to (i) extend the Maturity Date from November 1, 2022 to November 14, 2022 (the “Amended Maturity Date”) and (ii) amend the Applicable Interest Rate (as defined in the Note); and

WHEREAS, the Note may be amended with the written consent of the Company and Noteholder, and the Company and Noteholder wish to amend the Note as set forth below;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Amendment to Notes. The Company and Noteholder hereby agree to amend the Note as follows:

(i)	the Maturity Date of the Note is hereby amended to be the Amended Maturity Date; and

(ii)

the Applicable Interest Rate for the period from the date of this Amendment through and until the Maturity Date (as amended by this Amendment) is hereby amended to be the rate of interest per annum publicly announced from time to time by JPMorgan Bank of America, N.A. as its prime rate in effect at its principal office in New York City plus 8.5%; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

2.Miscellaneous.

(a)Except as expressly set forth herein, the Note shall remain in full force and effect and this Amendment shall have no effect or impact on the other Senior Notes outstanding under the Senior NPA.

(b)This Amendment will be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the Commonwealth of Massachusetts.

(c)This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to Promissory Note as of the date first written above.

JIMMY JANG, L.P., a Delaware limited partnership

By
Name:
Title:

BAKER TECHNOLOGIES, INC., a Delaware corporation

By
Name:
Title:

JUPITER RESEARCH, LLC, an Arizona limited liability company

By
Name:
Title:

COMMONWEALTH ALTERNATIVE CARE, INC., a Massachusetts corporation

By
Name:
Title:

Acknowledged and Agreed to:

TILT HOLDINGS INC., a British Columbia corporation

By
Name:
Title:
Address:
Email Address:

NOTEHOLDER:
[ ]

By:
Name:
Title:

NOTEHOLDER REPRESENTATIVE:

NR1, LLC

By:
Name:
Title: